AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998
                                                  REGISTRATION NO. 333-39115
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ------------------------
                              AMENDMENT NO. 3
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         -------------------------

                    AIR & WATER TECHNOLOGIES CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   4952                       13-341875
(STATE OR OTHER JURIS-        (PRIMARY STANDARD            (I.R.S. EMPLOYER
DICTION OF INCORPORATION    INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
OR ORGANIZATION)                  CODE NUMBER)
                   U.S. HIGHWAY 22 WEST AND STATION ROAD
                        BRANCHBURG, NEW JERSEY 08876
                               (908) 685-4600
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                            INCLUDING AREA CODE
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          -----------------------
                          DOUGLAS A. SATZGER, ESQ.
                       SENIOR VICE PRESIDENT, GENERAL
                           COUNSEL AND SECRETARY
                   U.S. HIGHWAY 22 WEST AND STATION ROAD
                        BRANCHBURG, NEW JERSEY 08876
                              (908) 685-4600
             (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          ------------------------


                                       COPIES TO:
  RICHARD A. STEINWURTZEL, ESQ.     JOHN A. BICK, ESQ.        MARTHA E. MCGARRY, ESQ.
 FRIED, FRANK, HARRIS, SHRIVER   DAVIS POLK & WARDWELL   SKADDEN, ARPS, SLATE, MEAGHER &
          & JACOBSON               450 LEXINGTON AVENUE              FLOM LLP
          SUITE 800               NEW YORK, NEW YORK           919 THIRD AVENUE
 1001 PENNSYLVANIA AVENUE, N.W.           10017              NEW YORK, NEW YORK 10022
     WASHINGTON, D.C. 20004          (212) 450-4000              (212) 735-3000
       (202) 639-7000

                           ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this amendment to the Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                        -------------------------

                      CALCULATION OF REGISTRATION FEE
==============================================================================
     TITLE OF EACH                      PROPOSED MAXIMUM
   CLASS OF SECURITIES      AMOUNT      AGGREGATE OFFERING      AMOUNT OF
       REGISTERED         REGISTERED          PRICE          REGISTRATION FEE
------------------------------------------------------------------------------
         N/A(1)              N/A(1)           N/A(1)             N/A(1)
==============================================================================
(1) No additional securities are to be registered and the registration fee previously has been paid. Therefore, no further registration fee is required.
                          ------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

==============================================================================




                            EXPLANATORY NOTE

      This amendment is being filed to deregister an aggregate of 7,179,342 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of Air & Water Technologies Corporation (the "Company") and 6,050,901 of the Company's warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company. The shares of Class A Common Stock and Warrants were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-1 (No. 333-39115), which was declared effective on January 30, 1998 (together with all amendments thereto, the "Registration Statement")

      The Registration Statement was filed with respect to a public offering (the "Rights Offering") of rights to purchase, at a subscription price of $1.75 per share, an aggregate of 120,000,000 shares of Class A Common Stock and up to 10,000,000 Warrants and a continuous offering (the "Shelf Offering") of up to 10,000,000 shares of Class A Common Stock issuable upon exercise of the Warrants. Pursuant to the Registration Statement, the Company registered 120,000,000 shares of Class A Common Stock issuable upon full exercise of rights in the Rights Offering, 10,000,000 Warrants issuable upon full exercise of rights in the Rights Offering and 10,000,000 shares of Class A Common Stock underlying the maximum number of Warrants issuable in the Rights Offering.

      The Rights Offering expired on March 4, 1998. As a result of the Rights Offering, an aggregate of 118,871,559 shares of Class A Common Stock and an aggregate of 3,949,099 Warrants entitling holders to acquire in the aggregate 3,949,099 shares of Class A Common Stock were issued to subscribers in the Rights Offering.

      Pursuant to the undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this amendment to remove from registration 7,179,342 shares of Class A Common Stock which remain unissued at the termination of the Rights Offering and which will not be available for issuance in the Shelf Offering upon exercise of the Warrants and 6,050,901 Warrants which remain unissued at the termination of the Rights Offering.

      This amendment consists only of the Cover Page, this Explanatory Note and a signature page.



                                 SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BRANCHBURG, STATE OF NEW JERSEY, ON APRIL 10, 1998.


                                  AIR & WATER TECHNOLOGIES CORPORATION


                                  By:  /S/ ALAIN BRUNAIS
                                    -----------------------------------
                                     ALAIN BRUNAIS
                                     SENIOR VICE PRESIDENT AND
                                     CHIEF FINANCIAL OFFICER


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



     SIGNATURE                        TITLE                 DATE
     ---------                        -----                 ----

          *                   Chairman of the Board     April 10, 1998
 -------------------------      of Directors
 WILLIAM V. KRIEGEL


          *                   President, Chief          April 10, 1998
 -------------------------     Executive Officer
 THIERRY M. MALLET             and Director (Principal
                               Executive Officer)


 /S/ ALAIN BRUNAIS            Senior Vice President,    April 10, 1998
 -------------------------      Chief Financial
   ALAIN BRUNAIS                Officer and Director
                                (Principal Accounting
                                Officer) (Principal
                                Financial Officer)


         *                    Director                  April 10, 1998
-------------------------
 JEAN-CLAUDE BANON


         *                    Director                  April 10, 1998
-------------------------
   DANIEL CAILLE


         *                    Director                  April 10, 1998
-------------------------
  CAROL LYNN GREEN


          *                   Director                  April 10, 1998
 -------------------------
   FRANCOIS JOBARD


          *                   Director                  April 10, 1998
 -------------------------
    JOHN W. MORRIS



* By: /S/ ALAIN BRUNAIS
    ----------------------
      ATTORNEY-IN-FACt